EXHIBIT 23.2


The Board of Directors
One Link 4 Travel Inc.
One Market Plaza
Spear Tower
Suite 3600
San Francisco
CA 94105

                                                                  April 28, 2004

Dear Sirs,


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement of One Link 4 Travel Inc on Form S-8 of our report dated April 14, 2004, appearing in this Annual Report on Form 10-KSB of One Link 4 Travel Inc. for the year ended December 31, 2003.



/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP